Exhibit 3.19
State of Delaware
Limited Liability Company
Certificate of Formation
1. The name of the limited liability company is Swift Transportation Co., LLC.
2. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date set forth below.
Dated: October 7th, 2009

SWIFT TRANSPORTATION CO., LLC
By:	Swift Corporation, a Nevada Corporation
Its:	Manager

By: Name:	/s/ Virginia Henkels Virginia Henkels
Its:	Chief Financial Officer and Executive Vice President, Secretary and Treasurer

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT
     1. The date the corporation first formed is July 6, 1993.
     2. The jurisdiction where the corporation first incorporated is Nevada.
     3. The jurisdiction immediately prior to filing this Certificate is Nevada.
     4. The name of the corporation immediately prior to filing this Certificate is Swift Transportation Co., Inc.
     5. The name of the limited liability company as set forth in the Certificate of Formation is Swift Transportation Co., LLC.
     6. This conversion will be effective October 7th, 2009.
Remainder of Page Intentionally Left Blank

          IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 7th day of October, 2009.

SWIFT TRANSPORTATION CO., INC.

By: Name:	/s/ Virginia Henkels Virginia Henkels
Its:	Chief Financial Officer and Executive Vice President, Secretary and Treasurer
[Signature Page to Swift Transportation Co., Inc. Certificate of Conversion]

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Application for Registration of Foreign Limited-Liability Company

(PURSUANT TO NRS 86.544)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Foreign Limited-Liability Company:	Swift Transportation Co., LLC Check box if a Series Limited-Liability Company ☐
2. Name Being Registered with Nevada: (see instructions)	The name under which this foreign limited-liability company proposes to register and transact business in Nevada is: Swift Transportation Co., LLC
3. Entity Domicile: (date and state or country of formation)	October __, 2009 — Date Formed Delaware — State or Country of Formation
4. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: National Registered Agents, Inc. — Name ☐ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 1000 E William St. #204 — Street Address; Carson City — City; Nevada; 88701 — Zip Code Mailing Address (if different from street address); City; Nevada; Zip Code *In the event the above-designated Agent for Service of Process resigns and is not replaced or the agent's authority has been revoked or the agent cannot be found or served with exercise of reasonable diligence, then the Secretary of State is hereby appointed as the Agent for Service of Process.*
5. Records Office: (see instructions)	2200 South 75th Avenue — Street Address; Phoenix — City; AZ — State; 85043 — Zip Code
6. Street Address of Principal Office: (or office required to be maintained in the domicile state by the laws of that state)	2200 South 75th Avenue — Street Address; Phoenix — City; AZ — State; 85043 — Zip Code
7. Name and Address of each Manager or Member: (attach additional page if more than 1)	Swift Corporation — Name 2200 South 75th Avenue — Street Address; Phoenix — City; AZ — State; 85043 — Zip Code
8. Name and Signature of Manager or Member:	Virginia Henkels — Name X Virginia Henkels — Authorized Signature
9. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Melinda Preice — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity 10/7/09 — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 86.544 FLLC Articles
Revised: 4-14-08

ROSS MILLER Socrttary of State 204 North Carton Street, Suite 1 Caraon City, Nevada 89701-4820 (775) 484 5708 Website: www.nvaoe.gov
Aiticles of Conversion (PURSUANT TO NRS 92A.205) Page 1
USE BLACK INK ONLY — DO NOT HIGHLIGHTABOVE SPACE IS FOR OFFICE USE ONLY Articles of Conversion (Pursuant to NRS 92A.205) Name and Jurisdiction of organization of constituent entity and resulting entity:
Swift Transportation Co., Inc.___ Name of constituent entity Nevada Corporation JurisdictionEntity type * and, ‘Swift Transportation Co., LLC Name of resulting entity DelawareLimited Liability Company JurisdictionEntity type * A plan of conversion has been adopted by the constituent entity in compliance with the law of the Jurisdiction governing the constituent entity. Location of plan of conversion: (check one)
The entire plan of conversion is attached to these articles.
The complete executed plan of conversion is on file at the registered office or principal ^ place of business of the resulting entity. ? The complete executed plan of conversion for the resulting domestic limited partnership Is on file at the records office required by NRS 88.330.
* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.
This form must be accompanied by appropriate fees Nevada Secretary of State 92A Conversion Page 1
Revised: 3-26-08

ROSS MILLER Socrttary of State 204 North Carton Street, Suite 1 Caraon City, Nevada 89701-4820 (775) 484 5708 Website: www.nvaoe.gov
Articles of Conversion (PURSUANT TO NRS S2A205) Page 2
US* BLACK INK ONLY DI NOT HIGHLIGHTABOVE SPACE IS FOR OFFICE USE ONLY Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity Is the resulting entity In the conversion): Attn: James Fry C//O: Swift Corporation 2200 South 75th Avenue Phoenix, AZ 85043 Effective date of conversion (optional; (not to exceed M days after the articles are filed pursuant to nrs92a.240)*
5. Signatures — must be signed by: If constituent entity is a Nevada entity: an officer of each Nevada corporation; ail general partners of each Nevada limited partnership or limited-liability limited partnership: a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87). If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing S. Swift Transportation Co., Inc. Name of constituent entity XCFO and“Executive Vice Pres Signature~Title Date
* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later data specified in the articles of conversion pursuant to NRS 92A.240. the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within me resulting entity’s arti cles. FIUNG FEE: $350.00 IMPORTANT; Failure to include any of the above Information and submit with the proper fees may cause this filing to be rejected. This form must b» accompanied by appropriate fees.Newada Secretary of State 92A Conversion Page 2 Revised 3-28-09